SECOND AMENDMENT TO
              ELECTRIC LIGHTWAVE, INC. 1997 EQUITY INCENTIVE PLAN



     This SECOND AMENDMENT (this  "Amendment") to the Electric  Lightwave,  Inc.
          1997 Equity Incentive Plan, as amended, (the "Plan") is made on this 20th day of March, 2000 by Electric Lightwave, Inc. (the "Company"), a corporation duly organized and existing under the laws of the State of Delaware.

     WHEREAS, the Company has determined that it is in its best interests to clarify the Plan as set forth herein.

     NOW, THEREFORE, upon approval of this Amendment by the Board of Directors, the Plan shall be amended as follows:

     1. The first sentence of Section 3, paragraph (a) of the Plan shall be deleted, and replaced by the following two sentences:

          Subject to adjustment as provided in Section 14 hereof, 6,670,600 shares of Stock are hereby reserved for issuance pursuant to Awards under the Plan. Awards of phantom shares, or share units that, by the terms of such Awards, are payable solely in cash shall not be subject to such limit, provided, however, that such Awards shall be subject to a separate limit such that the value of all such Awards granted under the Plan shall be determined by reference to no more than 6,500,000 shares of the Company's Class A Common Stock.

     2. Section 10, paragraph (d) shall be amended by adding the following new sentence to the end thereof:

          No Participant awarded phantom shares or share units shall have any right as a stockholder with respect to any shares whose value is used to determine the value of such phantom shares or share units; provided, however, that this sentence shall not preclude any Award of phantom shares or share units from providing dividend equivalent rights or payouts to the Participant in the form of shares of the Company's Common Stock (and the Participant shall have full stockholder rights with respect to any such paid out shares).

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on the day and year first above written.

                    ELECTRIC LIGHTWAVE, INC.




                    By:       /s/   Rudy J. Graf
                              ______________________________
                    Name:     Rudy J. Graf
                    Title:    President - Citizens Utilities Company
                              Chief Executive Officer - Electric Lightwave, Inc.